Exhibit 4.1

THE SECURITIES  REPRESENTED BY THIS WARRANT HAVE NOT BEEN  REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

Warrant No. WCS-001                             Date of Issuance: April 24, 2001

                          BESTNET COMMUNICATIONS CORP.

                        WARRANT TO PURCHASE COMMON STOCK

                            VOID AFTER APRIL 23, 2006

     This certifies that, for value received, NETWORK TWENTYONE INTERNATIONAL, INC., a ____________ corporation or registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from BESTNET COMMUNICATIONS CORP., a Nevada corporation (the "Company"), ONE HUNDRED THOUSAND (100,000) shares of the Common Stock of the Company (the "Warrant Shares"), as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise form attached hereto as Annex A duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant, which is one of a series of warrants issued for the Common Stock of the Company, and any warrants delivered in substitution or exchange therefor as provided herein.

     1. TERM OF WARRANT; VESTING.

          (a) TERM. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date of this Warrant and ending at 5:00 p.m., central time, on April 23, 2006 (the "Term"), and shall be void thereafter.

          (b) VESTING OF WARRANT ISSUE DATE. Of the 100,000 Warrant Shares of Common Stock represented by this Warrant, 50,000 shares shall immediately vest upon the execution of that certain BestNet Telecommunication Services Agreement by and between Company and Holder (the "Telecommunications Agreement"), and may be immediately exercised from and after such date in accordance with the terms hereof.

          (c) POST-WARRANT ISSUE DATE VESTING SCHEDULE. The remaining 50,000 shares of Common Stock represented by this Warrant shall immediately vest upon the date Holder begins to promote the Company's internet telephony products in Australia, Germany and South Africa in accordance with the terms of the
Telecommunications Agreement, whereupon this Warrant may be immediately exercised from and after such date/occurrence in accordance with the terms hereof.

     2. EXERCISE PRICE. The Exercise Price at which this Warrant may be exercised shall be $1.00 per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof.

     3. EXERCISE OF WARRANT.

          (a) EXERCISE MECHANICS. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than Ten Thousand (10,000) shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 11 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment
(i) in cash, certified or bank funds or wire transfer of immediately available funds, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the Exercise Price of the shares to be purchased.

          (b) DATE OF EXERCISE. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within five (5) business days thereafter, the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company, at its expense, will execute and deliver a new Warrant of like tenor exercisable for the remaining number of shares for which this Warrant may then be exercised.

          (c) NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

Where     X =  The  number of shares of Common  Stock to be issued to the Holder the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being

          Y =  canceled (at the date of such calculation)

          A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

          B =  Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in good faith; PROVIDED, HOWEVER, that where there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value per share shall be the average of the highest and lowest sale prices of the stock quoted on an established stock exchange or The Nasdaq National Market, if applicable, on the trading day immediately preceding the computation day or if the stock is not then listed on an established stock exchange or the Nasdaq National Market, the average of the closing bid and asked prices per share for the stock in the over-the-counter market or as quoted on The Nasdaq SmallCap Market on the trading day immediately preceding the computation day.

     4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount. At the request of the Company, the Holder shall provide the Company with an executed Lost Warrant Affidavit substantially in the form of Annex B attached hereto, each at the cost of the Holder, in order to provide reasonable protection to the Company concerning the replacement of this Warrant.

     6. RIGHTS OF STOCKHOLDERS. Subject to Sections 9 and 11 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

     7. TRANSFER OF WARRANT.

          (a) WARRANT REGISTER. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his, her or its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. The initial Holder of this Warrant hereby consents to the use of the address set forth below his name on the signature page hereto for purposes of the Warrant Register.

          (b) WARRANT AGENT. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Warrant Shares, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

          (c) TRANSFERABILITY AND NON-NEGOTIABILITY OF WARRANT. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Securities Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto as Annex C) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery; PROVIDED, HOWEVER, that this Warrant may not be transferred in part unless such transfer is to a transferee who, pursuant to such transfer, receives the right to purchase at least Ten Thousand (10,000) shares hereunder.

          (d) EXCHANGE OF WARRANT UPON A TRANSFER. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers and contained in this
Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

          (e) COMPLIANCE WITH SECURITIES LAWS.

               (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

               (ii) This Warrant and all Warrant Shares shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

               THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

     8. RESERVATION OF STOCK. The Company covenants that during the Term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant, PROVIDED, HOWEVER, the Company shall at all times reserve the right to issue treasury shares to the Holder upon the exercise hereof. The Company further covenants that all Warrant Shares, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein or liens resulting from the Holder's actions). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     9. NOTICES.

          (a) CERTIFICATE OF CHIEF FINANCIAL OFFICER. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to
Section 11 hereof, the Company shall, within thirty (30) days of the occurrence of the event which triggered such adjustment, issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

          (b) NOTICE OF CERTAIN FUNDAMENTAL TRANSACTIONS. In case:

               (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or

               (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

               (iii) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten
(10) days prior to the date therein specified.

          (c) DEEMED RECEIPT. All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

     10. AMENDMENTS.

          (a) WITH THE CONSENT OF THE HOLDER. Any term of this Warrant may be amended with the written consent of the Company and the Holders of the Warrant.

          (b) NO WAIVER. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     11. ADJUSTMENTS. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

          (a) MERGER, SALE OF ASSETS, ETC. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          (b)  RECLASSIFICATION,  ETC.  If the  Company,  at any time while this
Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

          (c) SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

          (d) ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

          (e) NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

     12. REGISTRATION RIGHTS.

          (a) DEFINITIONS. As used in this Warrant, the following terms shall have the following meanings:

     AFFILIATE: the meaning set forth in Rule 12b-2 under the Exchange Act.

     EXCHANGE ACT: the Securities Exchange Act of 1934, as amended.

     PROSPECTUS: the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     REGISTRABLE SECURITIES: the Warrant Shares (whether or not this Warrant is then exercised) and any other securities issued or issuable with respect to the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, PROVIDED THAT any particular shares of such Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such shares shall have become eligible to be sold to the public by the Holder pursuant to Rule 144 under the Securities Act and such securities have been disposed of in accordance with such rule, (iii) subsequent disposition of such shares shall not require registration or qualification of them under the Securities Act or of any similar state law then in force; (iv) the Warrants shall have not been exercised as of the expiration date specified in the respective Warrant, or (v) such shares shall have ceased to be outstanding.

     REGISTRATION:   a  registration   of  securities   (including   Registrable
Securities) under the Securities Act.

     REGISTRATION EXPENSES: any and all expenses incident to performance of or compliance with this Warrant by the Company and its subsidiaries, including, without limitation (i) all SEC, stock exchange, Nasdaq and other registration, listing and filing fees (other than fees and expenses incurred in connection with compliance with state securities or blue sky laws); (ii) all fees and expenses incurred in connection with compliance with the rules for trading securities on the Nasdaq or on any stock exchange on which the Common Stock is traded (including reasonable fees and disbursements of counsel to the underwriters in connection with such compliance and the preparation of a blue sky memorandum and legal investment survey), (iii) all expenses of printing, distributing, mailing and delivering, any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (v) the fees and expenses of any trustee, transfer agent, registrar, escrow agent or custodian,
(vi) the expenses customarily borne by the issuer incurred in connection with making road show presentations, if any, to facilitate the distribution and sale of Registrable Securities, and (vii) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties).

     RULE 144: Rule 144 (or any successor provision) under the Securities Act.

     SEC: the Securities and Exchange Commission.

     UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: a Registration in which securities of the Company (including Registrable Securities) are sold to an underwriter for reoffering to the public.

          (b) INCIDENTAL REGISTRATION RIGHTS. If the Company proposes to register any of its equity securities (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor form) and the Registration form to be used may be used for Registration of the Registrable Securities, it will give prompt written notice to the Holder of its intention to effect such Registration (the "Incidental Registration"). Within five (5) business days of receiving such written notice of an Incidental Registration, the Holder may make a written request (the "Piggy-Back Request") that the Company include in the proposed Incidental Registration all, or a portion, of the Registrable Securities owned by the Holder (which Piggy-Back Request shall set forth the Registrable Securities intended to be disposed of by the Holder and the intended method of disposition thereof). The Company will use its best efforts to include in any Incidental Registration all Registrable Securities which the Company has been requested to register pursuant to any timely Piggy-Back Request to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that notwithstanding the preceding:

               (i) the Company shall not be obligated pursuant to this Section 12(b) to effect a Registration of Registrable Securities requested pursuant to a timely Piggy-Back Request if the Company discontinues the related Incidental Registration at any time prior to the effective date of any Registration Statement filed in connection therewith; and

               (ii) if a Registration pursuant to this Section 12(b) involves an underwritten offering, and the managing underwriter (or, in the case of an offering that is not underwritten, an investment banker) shall advise the Company that, in its opinion, the number of securities requested and otherwise proposed to be included in such Registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such Registration to the extent of the number which the Company is so advised can be sold in such offering, FIRST, the securities the Company proposes to sell for its own account in such Registration and SECOND, the Registrable Securities of the Holder requesting to be included in such Registration and all other securities requested to be included in such Registration on a PRO RATA basis.

          (c) UNDERWRITTEN OFFERS. The provisions of this Section 12(c) do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 12(b) and (d), to any Registration which is an underwritten offering.

               (i) SELECTION OF UNDERWRITERS. If a Registration of Registrable Securities is being effected pursuant to Section 12(b) and such securities are to be distributed by or through one or more underwriters, the Company shall have the sole right to select one or more underwriters to administer the offering.

               (ii) PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. The Holder may not participate in any underwritten Registrations hereunder unless the Holder agrees to sell the Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Company.

               (iii) HOLDBACK AGREEMENT OF THE HOLDER. If and whenever the Company proposes to register any of its equity securities under the Securities Act for its own account (other than on Form S-4 or S-8 or any successor form) or is required to use reasonable efforts to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 12(b), the Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities, of any other equity securities of the Company, or any securities convertible into or exchangeable for any equity securities of the Company, within fifteen (15) days prior to and ninety (90) days (unless advised in writing by the managing underwriter that a longer period, not to exceed one-hundred eighty (180) days, is required) after the effective date of the Registration Statement relating to such Registration, except as part of such Registration or with the prior written consent of the Company and the managing underwriter, if any.

          (d) REGISTRATION PROCEDURES/OBLIGATIONS OF THE COMPANY. If and whenever the Company is required pursuant to Section 12(b) to effect a Registration of Registrable Securities, the Company shall, subject to the provisions of Section 12(b):

               (i) prepare and file with the SEC a Registration Statement covering such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

               (ii) use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement and Prospectus used in connection therewith effective at least until the earlier of (A) ninety
     (90) days after the effective date of such Registration Statement, or (B) the completion of the distribution by the Holder of all of the Registrable Securities covered by such Registration Statement (the "Effectiveness Period");

               (iii) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such states within the United States as the Company determines, PROVIDED that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any state wherein it is not so qualified, subject itself to taxation in any state wherein it is not so subject, or take any action which would subject it to general service of process in any state wherein it is not so subject; and

               (iv) notify the Holder of Registrable Securities covered by such Registration Statement (A) if, to its knowledge, such Registration Statement, at the time it or any amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable, prepare and file with the SEC a post-effective amendment to such Registration Statement and use commercially reasonable efforts to cause such post-effective amendment to become effective such that such Registration Statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, if, to its knowledge, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as promptly as practicable, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Holder  agrees that upon receipt of any notice from the Company  pursuant to
Section 12(d)(iv), the Holder will promptly discontinue the Holder's disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Holder shall have received notice from the Company that such Registration Statement has been amended and/or copies of the supplemented or amended Prospectus contemplated by Section 12(d)(iv) have been furnished. If so directed by the Company, the Holder of Registrable Securities will deliver to the Company all copies, other than permanent file copies, in the Holder's possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

          (e) HOLDER INFORMATION. The Company may require the Holder of any Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request and as shall be required by law in connection therewith. The Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially false or misleading.

          (f) REGISTRATION EXPENSES. The Company shall pay all Registration Expenses arising from or incidental to the performance of, or compliance with, this Agreement, PROVIDED that the Holder requesting such Registration shall bear any transfer taxes applicable to its Registrable Securities registered thereunder, customary (both as to type and amount) commissions, discounts or other compensation payable to the underwriters (including fees and expenses of underwriters' counsel), selling brokers, managers or other similar persons engaged in the distribution of any of the Registrable Securities, and the fees and expenses of the Holder's own counsel.

          (g) INDEMNIFICATION.

               (i) INDEMNIFICATION BY THE HOLDER OF REGISTRABLE SECURITIES. The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed pursuant to this Agreement that the Company shall have received an undertaking satisfactory to it from the Holder to indemnify, defend and hold harmless, the Company, its directors and officers and each person, if any, who controls (within the meaning of
     Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company from and against any and all losses, claims, damages and liabilities, joint or several, to which any of the foregoing may become subject, under the Securities Act or otherwise, based upon or arising out of any untrue statement or alleged untrue statement of a material fact in a Registration Statement, any preliminary prospectus, final Prospectus or summary Prospectus, or any amendment or supplement thereto, or omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the preparation of such Registration Statement, preliminary prospectus, final Prospectus, summary Prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such Registrable Securities by such Holder.

               (ii) INDEMNIFICATION PAYMENTS. Any indemnification required to be made by an indemnifying party pursuant to this Section 12(g) shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party with respect to an indemnifiable loss, claim, damage, liability or expense incurred by such indemnified party.

               (iii) OTHER REMEDIES. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other in connection with the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) and the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 12(g)(iii) except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 12(g) if such indemnification were enforceable under applicable law.

     13. MISCELLANEOUS.

          (a) NOTICES. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid (unless specified otherwise herein), at the address contained in the Warrant Register.

          (b) GOVERNING LAW. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Nevada, other than the conflicts of laws thereof.

          (c) HEADINGS. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

          (d) SEVERABILITY AND CONFLICTS. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. To the extent any terms of this Warrant or the rights granted hereby conflict with any provision(s) of the Telecommunications Agreement, the terms of this Warrant shall control.

          (e) DISPUTE RESOLUTION. Any dispute or claim arising out of, or in connection with, this Warrant shall be finally settled by binding arbitration in Washoe County, Nevada, United States of America, in accordance with the then current rules and procedures of the American Arbitration Association by one (1) arbitrator appointed pursuant to such rules and procedures. The arbitrator shall apply the law of the State of Nevada, United States of America, without reference to rules of conflicts of laws, to the merits of any dispute or claim. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the above, either party may seek injunctive relief or interim relief as necessary without breach of this provision of this Warrant. All actions or proceedings relating to the Warrant shall be maintained in a court located in Washoe County, Nevada, United States of America, and the parties hereto consent to the jurisdiction of said court and waive any objection to such venue.

     14. REPRESENTATIONS OF HOLDER. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor").

                            [Signature Page Follows]

     IN WITNESS WHEREOF, BestNet Communications Corp. has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: ____________, 2001



NETWORK 21 INTERNATIONAL, INC.              BESTNET COMMUNICATIONS CORP.
By:_____________________________            By:_____________________________
Name:___________________________            Name:___________________________
Title:__________________________            Title:__________________________

Address: Suite 100                          Address: 5210 East Williams Circle
         4550 River Green Parkway                    Suite 200
         Duluth, Georgia  30096                      Tucson, Arizona  85711
         (770) 622.2121 - Telephone                  (520) 750-9093 - Telephone
         (770) 622.1833 - Facsimile                  (520) 750-9194 - Facsimile

Annexes
------------------------------------

Annex A  -        Notice of Exercise
Annex B  -        Assignment Form
Annex C  -        Affidavit of Loss

                                     ANNEX A

                               NOTICE OF EXERCISE


To: BESTNET COMMUNICATIONS CORP.

     (1) The undersigned hereby elects to purchase _________ shares of Common Stock of BESTNET COMMUNICATIONS CORP., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full as follows:

                      ___________________________________
                      ___________________________________
                      ___________________________________

     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                                ___________________________________
                                (Name)


                                ___________________________________
                                (Name)

     (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


                                ___________________________________
                                (Name)


____________________            ___________________________________
(Date)                          (Signature)

                                     ANNEX C

                                 ASSIGNMENT FORM


     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee                      Address                      No. of Shares
----------------                      -------                      -------------




and does hereby irrevocably constitute and appoint Attorney ____________________ to make such transfer on the books of BestNet Communications Corp., maintained for the purpose, with full power of substitution in the premises.

     The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.


Dated:______________________________


                                         _______________________________________
                                         Signature of Holder

                                     ANNEX B

                            FORM OF AFFIDAVIT OF LOSS

STATE OF                   )
                           ) ss:
COUNTY OF                  )

     The undersigned (hereinafter "Deponent"), being duly sworn, deposes and says that:

1.   Deponent is an adult whose mailing address is:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     2. Deponent is the recipient of a Warrant (the "Warrant") from BestNet Communications Corp. (the "Company"), dated ___________________________________
for the purchase of ___________________________________  shares of Common Stock, par value $.001 per share, of the Company, at an exercise price of $_________________________ per share.

     3. The Warrant has been lost, stolen, destroyed or misplaced, under the following circumstances:











     4. The Warrant was not endorsed.

     5. Deponent has made a diligent search for the Warrant, and has been unable to find or recover same, and Deponent was the unconditional owner of the Warrant at the time of loss, and is entitled to the full and exclusive possession thereof; that neither the Warrant nor the rights of Deponent therein have, in whole or in part, been assigned, transferred, hypothecated, pledged or otherwise disposed of, in any manner whatsoever, and that no person, firm or corporation other than the Deponent has any right, title, claim, equity or interest in, to, or respecting the Warrant.

     6. Deponent makes this Affidavit for the purpose of requesting and inducing the Company and its agents to issue a new warrant in substitution for the Warrant.

     7. If the Warrant should ever come into the hands, custody or power of the Deponent or the Deponent's representatives, agents or assigns, the Deponent will immediately and without consideration surrender the Warrant to the Company, its representatives, agents or assigns, its transfer agents or subscription agents for cancellation.

     8. The Deponent hereby indemnifies and holds harmless the Company from any claim or demand for payment or reimbursement of any party arising in connection with the subject matter of this Affidavit.

Signed, sealed and dated:  _________________________


                                         _______________________________________
                                         Deponent




Sworn to and subscribed before me this
____ day of _____________, _________





_______________________________________
Notary Public